Exhibit 99.1

Adagio Medical Announces Strategic Review Process to Maximize Shareholder Value

Company Continues to Advance PMA Application for vCLAS Ventricular Ablation System While Board Evaluates Full Range of Strategic Options

LAGUNA HILLS, CA, September 23, 2026 – Adagio Medical Holdings, Inc. (Nasdaq: ADGM) (“Adagio” or “the Company”), a leading innovator in catheter ablation technologies for the treatment of cardiac arrhythmias, today announced that its Board of Directors has completed a comprehensive review of the Company's business, programs, resources and capabilities and has initiated a formal process to explore strategic alternatives focused on maximizing shareholder value. In connection with this decision, the Company is implementing a reduction in workforce to align its cost structure with its prioritized programs.

Adagio will explore potential strategic alternatives that may include, but are not limited to, an acquisition, merger, business combination, or other transaction. There can be no assurance that its exploration will result in Adagio pursuing a transaction or that any transaction, if pursued, will be completed on attractive terms, if at all. Adagio has not set a timetable for completion of this evaluation process and does not intend to disclose further developments unless and until it is determined that further disclosure is appropriate or necessary.

As of June 30, 2026, the Company had a preliminary unaudited amount of approximately $7.7 million in cash, cash equivalents and investments in marketable securities.

About Adagio Medical Holdings, Inc.

Adagio is a medical device company focused on developing and commercializing products for the treatment of cardiac arrhythmias utilizing its novel, proprietary, catheter-based Ultra-Low Temperature Ablation (“ULTA”, formerly known as ULTC) technology. ULTA is designed to create large footprint, titratable lesions extending through the depth of both diseased and healthy cardiac tissue, all through an endocardial approach. The Company is currently focused on the treatment of ventricular arrhythmias with its purpose-built vCLAS Ventricular Ablation System, which is CE Marked, and in May 2026 the Company submitted the results of the FULCRUM-VT pivotal study to support its Premarket Approval (“PMA”) application to the U.S. Food and Drug Administration (“FDA”) for the vCLAS Ventricular Ablation System. The Company is also developing a next-generation vCLAS Ultra catheter, designed to support faster ablation procedures with a smaller and more flexible form factor than its predecessor vCLAS device.

About FULCRUM VT

FULCRUM-VT (Feasibility of Ultra-Low Temperature Cryoablation in Recurring Monomorphic Ventricular Tachycardia) is a prospective, multi-center, open-label, single-arm trial, which has fully enrolled 209 patients with structural heart disease of both ischemic and non-ischemic cardiomyopathy, indicated for catheter ablation of drug refractory ventricular tachycardia (“VT”) in accordance with current treatment guidelines. FULCRUM-VT 6-month primary chronic effectiveness was defined as freedom from sustained monomorphic VT lasting longer than 30 seconds or VT requiring appropriate ICD device therapy, in the absence of new or increase in antiarrhythmic drug therapy beyond previously failed dose.

The FDA has granted Investigational Device Exemption (IDE) approval to expand the Company’s FULCRUM-VT trial to evaluate the safety and effectiveness of the Company’s next-generation vCLAS Ventricular Ablation System (ULTA) for the treatment of Sustained Monomorphic Ventricular Tachycardia (SMVT).

Adagio’s vCLAS™ Ventricular Tachycardia System is commercially available for the treatment of monomorphic VT in Europe and select other geographies but is limited to investigational use in the United States.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” “plans,” “potential,” “future” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements concerning: anticipated timing and outcome of the FDA’s review of the Company’s PMA application for the vCLAS Ventricular Ablation System; the potential for ULTA technology to address unmet needs in the treatment of VT, including across both ischemic and non-ischemic cardiomyopathy substrates; the potential clinical benefits of ULTA; Adagio's research, development, regulatory and commercialization plans, including communications with the FDA; and Adagio's pursuit of strategic alternatives and the entry into or completion of any strategic alternative transaction. Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding Adagio’s business are described in detail in Adagio’s Securities and Exchange Commission (“SEC”) filings, including in its Annual Report on Form 10-K for the full-year ended December 31, 2025, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that Adagio makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and Adagio disclaims any obligation to update these statements except as may be required by law.

Contact

Deborah Kaster

Chief Financial Officer and Chief Business Officer

dkaster@adagiomedical.com